Skillz Announces Q2 2022 Results

–59% Improvement in Net Loss Quarter-Over-Quarter1
–Eliminated Unprofitable Revenue Programs to Improve Adjusted EBITDA2 by 48% Quarter-Over-Quarter

SAN FRANCISCO--(BUSINESS WIRE)-- Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fair competition to players worldwide, today announced financial results for the second quarter ended June 30, 2022.

“We are driving the company towards profitability and are making changes to our programs and personnel accordingly. We reduced our Net Loss by 59% quarter-over-quarter in Q2 2022,” said Skillz CEO Andrew Paradise. “We are building for the long term future and are repositioning Skillz to grow profitably in 2023 and beyond.”

Q2 Financial Update
•Revenue declined by 22% quarter-over-quarter from $93 million in Q1 2022 to $73 million
•Revenue After Engagement Marketing (RAEM)3 declined by 16% quarter-over-quarter from $51 million in Q1 2022 to $43 million
•Gross Profit declined by 24% quarter-over-quarter from $84 million in Q1 2022 to $64 million
•Net Loss improved by 59% quarter-over-quarter from $148 million in Q1 2022 to $61 million
•Adjusted EBITDA improved by 48% quarter-over-quarter from $(61) million in Q1 2022 to $(32) million
•Paying Monthly Active Users (PMAU) declined by 26% quarter-over-quarter from 0.57 million in Q1 2022 to 0.42 million
•Monthly Average Revenue Per Paying User (ARPPU) increased by 6% quarter-over-quarter from $55 in Q1 2022 to $58
•As of June 30, 2022, the Company had cash, cash equivalents, and marketable securities of $590 million and $300 million of debt outstanding

Q2 Business Update
•Hired Jason Roswig, who previously served as a Managing Director in Blackstone’s Private Equity and Portfolio Operations groups, as President and Chief Financial Officer
•Hired Valerie Texin, who previously led Content FP&A at Netflix, as CFO for Skillz Competition business unit
•Added Shari Glazer, a globally-recognized philanthropist and entrepreneur to our Board of Directors; the Glazer family are owners of the Tampa Bay Buccaneers and Manchester United
•Improved Adjusted EBITDA as a result of lower user acquisition (UA) marketing spend, reduction of low return engagement marketing programs, and lower costs resulting from a restructuring
•Reduced engagement marketing by 28% quarter-over-quarter by eliminating certain low return programs, resulting in an increase in RAEM as a percentage of revenue quarter-over-quarter
•The reduction in PMAU was driven in large part by a reduction in end-user-discounts including engagement marketing that were not driving profitable revenue; we expect this decline in PMAU to continue through the end of the year followed by a recovery in 2023 as the Company increases profitability and revenue per monthly active user
•Executed a restructuring and reorganization to better align resources with strategic priorities, which resulted in the elimination of approximately 10% of the employee base
1 Quarter-over-quarter refers to changes on a sequential basis between Q1 2022 and Q2 2022.
2 Adjusted EBITDA is a non-GAAP metric; for a reconciliation of this measure against its most comparable GAAP metric, please see the appendix to this press release.
3 Revenue After Engagement Marketing (RAEM) is a non-GAAP metric; for reconciliation of this measure against its most comparable GAAP metric, please see the appendix to this press release.

•Launched public beta testing of refreshed core user experience
•Launched public beta testing of cloud gaming technology as next step towards roll out
•NFL and Skillz Game Developer Challenge finalist games are now being test marketed

Financial Outlook
We are lowering our full-year 2022 revenue guidance to $275 million. Our revised guidance is based on engagement marketing as a percentage of revenue of approximately 42% and implies our RAEM will be $160 million for full-year 2022. Based on the revised revenue and RAEM guidance, we expect to achieve a full year 2022 Adjusted EBITDA margin of approximately -56%.

Investor Conference Call
Skillz posted a stockholder letter today discussing the second quarter results on its investor relations website at http://investors.skillz.com. A live question and answer conference call and audio webcast with analysts and investors will begin at 5:30 p.m. Eastern Time (ET).

The Q&A conference call can be accessed by registering online for the Skillz Webcast, at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call. Access to a live audio-webcast of the discussion in listen-only mode will be available at https://investors.skillz.com.

A replay and transcript of the webcast will be archived on the Company’s investor relations website. An audio replay of the Q&A conference call will be available through August 10, 2022 and can be accessed by dialing 1-866-813-9403 (US) or +44-204-525-0658 (international) and entering the passcode 241213.

About Skillz Inc.
Skillz is the leading mobile games platform dedicated to bringing out the best in everyone through competition. The Skillz platform helps developers create multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual esports tournaments for millions of mobile players worldwide, with the goal of building the home of competition for all. Skillz has earned recognition as one of Fast Company’s Best Workplaces for Innovators, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, Fast Company’s Most Innovative Companies, and the number-one fastest-growing company in America on the Inc. 5000. www.skillz.com

Use of Non-GAAP Financial Measures

In this press release, the Company includes Adjusted EBITDA, RAEM and Non-GAAP Operating Expenses, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. The Company’s management believes that RAEM is a useful measure to enable investors to better measure the Company’s progress in optimizing engagement marketing and the core growth rate of our business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA and RAEM are not intended to be substitutes for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating income or expense, provision for (benefit from) income taxes, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions, impairment charges, acquisition related expenses for transaction costs, certain loss contingency accruals and restructuring charges. The Company defines and calculates RAEM based on the Company’s consolidated revenue less engagement marketing expenses included in sales and marketing expenses. The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation, one-time transaction expenses and other special items determined by management, including, but not limited to acquisition-related expenses for transactions costs, certain loss contingency accruals and restructuring charges, as they are not indicative of business operations.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis as it is unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers that develop and update all of the games hosted on Skillz’s platform; comply with laws and regulations applicable to its business; and as well as other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts
Investors: ir@skillz.com
Media: press@skillz.com

Source: Skillz Inc.

Skillz Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except for number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$73,335	$89,491	$166,773	$173,168
Costs and expenses:
Cost of revenue	9,020	4,386	18,285	8,642
Research and development	18,529	10,140	37,182	17,422
Sales and marketing	73,185	99,523	190,517	195,846
General and administrative	26,712	25,432	119,504	52,716
Total costs and expenses	127,446	139,481	365,488	274,626
Loss from operations	(54,111)	(49,990)	(198,715)	(101,458)
Interest expense, net	(7,596)	(25)	(15,753)	(49)
Change in fair value of common stock warrant liabilities	1,023	(29,595)	5,485	(31,703)
Other income (expense), net	(82)	80	(108)	130
Loss before income taxes	(60,766)	(79,530)	(209,091)	(133,080)
Provision for (benefit from) income taxes	(155)	65	(367)	107
Net loss	$(60,611)	$(79,595)	$(208,724)	$(133,187)
Net loss per share attributable to common stockholders – basic and diluted	$(0.15)	$(0.21)	$(0.52)	$(0.36)
Weighted average common shares outstanding – basic and diluted	408,157,735	385,945,332	404,923,522	371,519,800

Other comprehensive loss:
Change in unrealized loss on available-for-sale investments, net of tax	(577)	—	(2,623)	—
Total other comprehensive loss:	(577)	—	(2,623)	—
Comprehensive loss	$(61,188)	$(79,595)	$(211,347)	$(133,187)

Skillz Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except for number of shares and par value per share amounts)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$169,989	$241,332
Marketable securities, current	300,479	319,055
Accounts receivable, net	10,630	13,497
Prepaid expenses and other current assets	21,414	16,704
Total current assets	502,512	590,588
Property and equipment, net	7,096	9,988
Operating lease right-of-use assets, net	13,314	14,511
Marketable securities, non-current	119,145	182,629
Non-marketable equity securities	55,649	55,649
Intangible assets, net	70,995	79,137
Goodwill	86,436	86,845
Other long-term assets	3,756	3,478
Total assets	$858,903	$1,022,825
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,695	$19,753
Operating lease liabilities, current	1,846	2,110
Other current liabilities	54,838	64,969
Total current liabilities	58,379	86,832
Operating lease liabilities, non-current	12,744	13,567
Common stock warrant liabilities, non-current	808	6,293
Long-term debt, non-current	280,905	278,889
Other long-term liabilities	1,180	13,544
Total liabilities	354,016	399,125
Commitments and contingencies
Stockholders’ equity:
Preferred stock $0.0001 par value; 10 million shares authorized — 0 issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock $0.0001 par value; 625 million shares authorized; Class A common stock – 500 million shares authorized; 350 million and 340 million shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively; Class B common stock – 125 million shares authorized; 69 million shares issued and outstanding as of June 30, 2022 and December 31, 2021	41	40
Additional paid-in capital	1,136,133	1,043,600
Accumulated other comprehensive loss	(2,871)	(248)
Accumulated deficit	(628,416)	(419,692)
Total stockholders’ equity	504,887	623,700
Total liabilities and stockholders’ equity	$858,903	$1,022,825

Skillz Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net loss	$(208,724)	$(133,187)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,384	1,102
Stock-based compensation	91,745	26,719
Accretion of unamortized debt discount and amortization of debt issuance costs	2,016	19
Amortization of premium (accretion of discount) for marketable securities	2,781	—
Deferred income taxes	(479)	—
Change in fair value of common stock warrant liabilities	(5,485)	31,703
Changes in operating assets and liabilities:
Accounts receivable, net	2,867	—
Prepaid expenses and other assets	(5,076)	(4,417)
Operating lease right-of-use assets	1,197	(13,196)
Accounts payable	(17,223)	(2,701)
Operating lease liabilities	(1,087)	14,172
Other accruals and liabilities	(18,930)	14,796
Net cash used in operating activities	(145,014)	(64,990)
Investing Activities
Purchases of property and equipment, including internal-use software	(346)	(1,508)
Investment in non-marketable equity securities	—	(2,000)
Purchases of marketable securities	(327,504)	—
Proceeds from sales of marketable securities	79,084	—
Proceeds from maturities of marketable securities	325,078	—
Net cash provided by (used in) investing activities	76,312	(3,508)
Financing Activities
Principal payments on finance leases obligations	(1,495)	—
Payments for debt issuance costs	(1,998)	—
Proceeds from issuance of common stock in follow-on offering, net of underwriting commissions, and offering costs	—	402,139
Payments made towards deferred offering costs	—	(13,221)
Net proceeds from exercise of stock options and issuance of common stock	852	109
Proceeds from exercise of common stock warrants, net of redemptions	—	109,521
Net cash provided by (used in) financing activities	(2,641)	498,548
Net change in cash, cash equivalents and restricted cash	(71,343)	430,050
Cash, cash equivalents and restricted cash – beginning of year	244,252	265,648
Cash, cash equivalents and restricted cash – end of period	$172,909	$695,698

Skillz Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(60,611)	$(79,595)	$(208,724)	$(133,187)
Interest expense, net	7,596	25	15,753	49
Stock-based compensation(3)	13,820	15,774	91,745	26,719
Change in fair value of common stock warrant liabilities	(1,023)	29,595	(5,485)	31,703
(Benefit from) provision for income taxes	(155)	65	(367)	107
Depreciation and amortization	5,846	547	11,384	1,102
Other expense (income), net	82	(80)	108	(130)
Restructuring charges(4)	2,933	—	2,933	—
One-time nonrecurring expenses (1) (2)	(93)	2,090	26	10,929
Adjusted EBITDA	$(31,605)	$(31,579)	$(92,627)	$(62,708)

(1) For the three and six months ended June 30, 2022, amounts represent one-time nonrecurring expenses related to IPO bonuses for certain employees, net of amounts forfeited by terminated employees.

(2) For the three and six months ended June 30, 2021, amounts represent one-time nonrecurring expenses related to the follow-on offering, Aarki acquisition, and executive severance expense.

(3) For the six months ended June 30, 2022, amount includes stock-based compensation recorded for the cancellation of the Chief Executive Officer’s award of 16,119,640 performance share units granted on September 14, 2021 (the “CEO Performance Stock Units”).

(4) For the three and six months ended June 30, 2022, amount includes restructuring charges related to employee termination benefits.

Skillz Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$18,529	$10,140	$37,182	$17,422
Less: stock-based compensation	(3,157)	(2,215)	(5,511)	(3,422)
Less: one-time nonrecurring expenses(3)	—	(139)	—	(277)
Less: restructuring charges(4)	(977)	—	(977)	—
Non-GAAP research and development	$14,395	$7,786	$30,694	$13,723

Sales and marketing	$73,185	$99,523	$190,517	$195,846
Less: stock-based compensation	(1,642)	(2,550)	(4,522)	(4,388)
Less: one-time nonrecurring expenses(3)	—	(131)	—	(263)
Less: restructuring charges(4)	(906)	—	(906)	—
Non-GAAP sales and marketing	$70,637	$96,842	$185,089	$191,195

General and administrative	$26,712	$25,432	$119,504	$52,716
Less: stock-based compensation(1)	(9,021)	(11,009)	(81,712)	(18,909)
Less: one-time nonrecurring expenses(2) (3)	93	(1,820)	(26)	(10,389)
Less: restructuring charges(4)	(1,050)	—	(1,050)	—
Non-GAAP general and administrative	$16,734	$12,603	$36,716	$23,418

(1) For the six months ended June 30, 2022, amount includes stock-based compensation recognized for the cancellation of the CEO Performance Stock Units.

(2) For the six months ended June 30, 2022, amounts represent one-time nonrecurring expenses related to IPO bonuses for certain employees, net of amounts forfeited by terminated employees.

(3) For the three and six months ended June 30, 2021, amounts represent transaction expenses related to the follow-on offering.

(4) For the three months ended June 30, 2022, amount includes restructuring charges related to employee termination benefits.

Skillz Inc.
Reconciliation of GAAP Revenue to Revenue After Engagement Marketing
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$73,335	$89,491	$166,773	$173,168
Less: Sales and marketing - engagement marketing	30,404	44,946	72,500	80,932
Revenue after engagement marketing(1)	$42,931	$44,545	$94,273	$92,236

(1) “Revenue After Engagement Marketing” or “RAEM” means consolidated revenue less engagement marketing expenses included in sales and marketing expense.

Skillz Inc.
Supplemental Financial Information
(Unaudited, in millions, except ARPU and ARPPU)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Monthly active users (“MAUs”)(1)	2.2	2.4	2.7	2.5
Average revenue per user (“ARPU”)(2)	$10.94	$12.46	$10.29	$11.44
Paying monthly active users (“PMAUs”)(3)	0.42	0.46	0.50	0.47
Average revenue per paying user (“ARPPU”)(4)	$58.04	$64.36	$56.39	$62.06
Gross marketplace volume (“GMV”)(5)	$432	$609	$984	$1,175
Revenue after engagement marketing (“RAEM”)(6)	$43	$45	$94	$92

(1) “Monthly Active Users” or “MAUs” means the number of end-users who entered into a paid or free contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(2) “Average Revenue Per Monthly Active User” or “ARPU” means the average revenue in a given month divided by MAUs in that month, averaged over the period.

(3) “Paying Monthly Active Users” or “PMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.

(4) “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period.

(5) “GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’s platform. Total entry fees include entry fees paid by end-users using cash deposits, prior cash winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.

(6) “Revenue After Engagement Marketing” or “RAEM” means consolidated revenue less engagement marketing expenses included in sales and marketing expense.